THE COMPANIES ACT, CAP. 50

                              REPUBLIC OF SINGAPORE

_____________________________________________

                        PRIVATE COMPANY LIMITED BY SHARES
_____________________________________________




                                 MEMORANDUM AND

                           ARTICLES OF ASSOCIATION OF

                       SANGUI BIOTECH SINGAPORE PTE. LTD.




_____________________________________________

     Incorporated  on  the  25th  day  of  May  1999
_____________________________________________




                       Arthur Andersen Corporate Services
                               10 Hoe Chiang Road
                              #17-02 Keppel Towers
                                Singapore 089315





                           Lodged in the Office of the
                        Registrar of Companies, Singapore

                                     FORM  9
                           THE COMPANIES ACT, CAP. 50
                                  SECTION 19(4)



     COMPANY  NO.

     199902823D


CERTIFICATE  OF  INCORPORATION  OF  PRIVATE  COMPANY


     THIS IS TO CERTIFY THAT SANGUI BIOTECH SINGAPORE PTE. LTD. IS INCORPORATED UNDER THE COMPANIES ACT, CAP. 50, ON AND FROM 25/05/1999 AND THAT THE COMPANY IS A PRIVATE COMPANY LIMITED BY SHARES.



GIVEN  UNDER  MY  HAND  AND  SEAL  ON  25/05/1999






        [  Singapore  Registrar  Seal]


/s/  Miss  Tan  Shook  Yng

MISS  TAN  SHOOK  YNG
SENIOR  ASST  REGISTRAR  OF  COMPANIES  AND  BUSINESSES
                             SINGAPORE

INDEX
-----



PAGE
----

CERTIFICATE  OF  INCORPORATION


MEMORANDUM  OF  ASSOCIATION:-

Name  Clause     1
Location  Clause     1
Objects  Clauses     1-  4
Liability  Clause     5
Capital  Clause     5



ARTICLES  OF  ASSOCIATION

Table  "A"  excluded     7
Interpretation     7
Private  Company     8
Share  Capital  and  Variation  of  Rights     8  -  9
Lien     9  -10
Calls  on  Shares     10  -11
Transfer  of  Shares     11
Transmission  of  Shares     11-12
Forfeiture  of  Shares     12  -13
Conversion  of  Shares  into  Stock     13
Alteration  of  Capital     13  -14
General  Meetings     14
Proceeding  at  General  Meetings     15  -17
Directors:  Appointment,  Rotation,  Vacation,  etc.     18  -19
Powers  and  Duties  of  Directors     20
Proceedings  of  Directors     21-  22
Managing  Director     23
Associate  Directors     23
Secretary     23
Seal     23
Accounts     23
Dividends  and  Reserves     24  -  25
Capitalisation  of  Profits     25
Audit     25
Notices     26
Winding  Up     26
Indemnity     27

                           COMPANIES  ACT,  CAP.  50

                          COMPANY  LIMITED  BY  SHARES


                            MEMORANDUM OF ASSOCIATION
                                       OF
                       SANGUI BIOTECH SINGAPORE PTE. LTD.


1.     The  name  of  the  Company  is  SANGUI  BIOTECH  SINGAPORE  PTE.  LTD.

2. The Registered Office of the Company will be situated in the Republic of Singapore.

3.     The  objects  for  which  the  Company  is  established  are:

(a) To engage in biotechnology and biomedical research in all their respective branches and to collect, collate, prepare and distribute (by way of sale, licence, concessions or otherwise) information and statistics relating thereto and to train personnel for the biotechnology and biomedical industries and to advance the skills of such personnel.

(b)(i) T o manufacture, assemble, install, maintain, repair, sell, export, import and otherwise deal in biotechnology-based and biomedical-based products and equipment of all kinds and descriptions.

(b)(ii) To carry on business in the respective realms of biotechnology and biomedical research consultants, advisers on all matters relating to the biotechnology and biomedical industries and professions, and to advise upon means and methods for extending, developing and improving all types of processes, systems, businesses, industries having a biotechnology-based or biomedical-based connection.

(c) To carry on (whether as principal or agent) all or any of the businesses of manufacturing, blending, mixing, preparing, supplying, developing, refining, storing, distributing, marketing, importing, exporting, buying, selling, dealing in (whether by wholesale or retail) and research and development in the applications) of biotechnological processes to all products (whether of animal, vegetable, mineral or micro-organism origin) including but not limited to materials, flavours, fragrances, essences, oils, preservatives, substances and ingredients for food, cosmetics, pharmaceutical, medicinal or chemical products and to carry on any other business or businesses which can be conveniently carried on by the Company whether or not in connection with any of the abovenamed objects.

(d) To develop and turn to account any land acquired by or in which the Company is interested, and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, furnishing, fitting up and improving building, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement, and by advancing money to and entering into contracts and agreements of all kinds with builders, tenants and others.

(e) To purchase or otherwise acquire investment lands, houses, theatres, buildings, plantations, and immovable property of any description or any interest therein.

(f) To buy, sell, manufacture, repair, alter, improve, exchange, let out on hire, import, export and deal in all works, plant, machinery, tools, utensils, appliances, apparatus, products, materials, substances, articles and things capable of being used in any business which this Company is competent to carry on or required by any customers of or persons having dealings with the Company or commonly dealt in by persons engaged in any such business or which may seem capable of being profitable dealt with in connection therewith and to manufacture, experiment with, render marketable and deal in all products of residual and by-products incidental to or obtained in any of the businesses carried on by the Company.

(g) To purchase or otherwise acquire and hold and charter ships and vessels of all kinds.

(h) To purchase, acquire, hold shares, stocks, debentures, debenture stocks, bonds, obligations and securities issued or guaranteed by any company constituted or carrying on business in any part of the world and debentures, debenture stocks, bonds, obligations and securities issued or guaranteed by any government, sovereign rules, commissioner, public body, or authority supreme, municipal, local or otherwise, at home or abroad.

(i) To purchase, take on lease in exchange, hire or otherwise acquire any real or personal property licences, rights or privileges and to construct, maintain and alter any buildings or works necessary or convenient for the purposes of the Company.

(j) To apply for purchase or otherwise acquire any patents, brevets, d'invention, licences, concessions and the like, conferring any exclusive or non-exclusive or limited right to use or any secret or other information as to any invention or preparation which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property rights or information so acquired.

(k) To erect, construct, lay down, enlarge, alter and maintain any roads, railways, tramways, sidings, bridges, reservoirs, ship building yards, shops, stores, factories, building works, plant and machinery necessary or convenient for the Company's business, and to contribute to or subsidise the erection, construction and maintenance of any of the above.

(l) To borrow or raise or secure the payment of money for the purposes of or in connection with the Company's business, and for the purposes of or in connection with the borrowing or raising of money by the Company to become a member of any building society.

(m) To mortgage and charge the undertaking of all or any of the real and personal property and assets, present or future, and all or any of the uncalled capital for the time being of the Company, and to issue at par or at a premium or discount, and for such consideration and with and subject to such rights, powers, privileges and conditions as may be thought fit, debentures, or debenture stock, either permanent or redeemable or repayable, and collaterally or further to secure any securities of the Company by a trust deed or other assurance.

(n) To issue and deposit any securities which the Company has power to issue by way of mortgage to secure any sum less than the nominal amount of such securities, and also by way of security for the performance of any contracts or obligations of the Company or of its customers or other persons or corporations having dealings with the Company, or in whose business or undertakings the Company is interested, whether directly or indirectly.

(o)     To  guarantee  the  obligations  and  contracts of customers and others.

(p) To make advances to customers and others with or without security, and upon such terms as the Company may approve.

(q) To grant pensions, allowances, gratuities and bonuses to officers, ex-officers, employees or ex-employees of the Company or its predecessors in business or the dependants or connections of such persons, to establish and maintain or concur in establishing and maintaining trusts, funds or schemes (whether contributory or non contributory) with a view to provide pensions or other benefits for any such persons as aforesaid, their dependants or connections and to support or subscribe to any charitable funds or institutions, the support of which may, in the opinion of the directors, be calculated directly or indirectly to benefit the Company or its employees, and to institute and maintain other establishment or profit-sharing scheme calculated to advance the interests of the Company or its officers or employees.

(r) To draw, make, accept, endorse, negotiate, discount and execute promissory notes, bills of exchange and other negotiable instruments.

(s) To pay for any property or rights acquired by the Company, either in cash or fully or partly paid-up shares, with or without preferred or deferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another, and generally on such terms as the Company may determine.

(t) To accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company, either in cash, by instalments or otherwise, or in fully or partly paid-up shares of any company or corporation, with or without deferred or preferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or in debentures or mortgage debenture or debenture stock, mortgages, or other securities of any company or corporation, or partly in one mode and partly in another, and generally on such terms as the Company may determine, and to hold, dispose of any shares, stock or securities so acquired.

(u) To enter into any partnership or joint venture arrangement or arrangement for sharing profits, union of interests or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of this Company, and to acquire and hold, or dispose of shares, stock or securities of any such Company, and to guarantee the contracts or liabilities of, or the payment of the dividends, interests or capital of any shares, stock or securities of and to subsidise or otherwise assist any such Company.

(v)     To  make  donations  for  patriotic  or  for  charitable  purposes.

(w) To establish or promote or concur in establishing or promoting any other company whose objects shall include the acquisition and taking over of all or any of the assets and liabilities of this Company or the promotion of which shall be in any manner calculated to advance directly or indirectly the objects or interests of this Company, and to acquire and hold or dispose of shares, stocks or securities of and guarantee the payment of the dividends, interest or capital of any shares, stock or securities issued by or any other obligations of any such Company.

(x) To purchase or otherwise acquire and undertake all or any part of the business, property, assets, liabilities and transactions of any person, firm or company carrying on any business which this Company is authorised to carry on.

(y) To sell, improve, manage, develop, turn to account, exchange, let on rent, royalty, share of profits or otherwise grant licences, easements and other rights in or over, and in any other manner deal with or dispose of the undertaking and all or any of the property and assets for the time being of the Company for such consideration as the Company may think fit.

(z) To amalgamate with any other company whose objects are or include objects similar to those of this Company, whether by sale or purchase (for fully or partly paid-up shares, or otherwise) of the undertaking, subject to the liabilities of this or any such other company as aforesaid, with or without winding up, or by sale or purchase (for fully or partly paid-up shares or otherwise) of all or a controlling interest in the shares or stock of this or any such other company as aforesaid, or by partnership, or any arrangement of the nature of partnership, or in any other manner.

(za) To distribute among the members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

(zb) To do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors, or otherwise, and either alone or in conjunction with others, and either by or through agents, trustees, sub-contractors or otherwise.

(zc) To do all such things as are incidental or conducive to the above objects or any of them.


AND IT IS HEREBY declared that the word "Company", save when used in reference to this Company in this clause, shall be deemed to include any partnership or other body of persons, whether incorporated or not, whether domiciled in Singapore or elsewhere. None of the subclauses of this clause or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, the intention being that the objects specified in each sub-clause of this clause shall, except where otherwise expressed in such clause, be independent main objects and shall be in no way limited or restricted by reference to or interference from the terms of any other subclause or the name of the Company, but the Company shall have full power to exercise all or any of the powers conferred by any part of this clause in any part of the world and notwithstanding that the business undertaking, property or act proposed to be transacted, acquired, dealt with or performed does not fall within the objects of the first sub-clause of this clause.

4.     The  liability  of  the  members  is  limited.


5. The share capital of the Company is $100,000.00 divided into 100,000 shares of $1.00 each. The shares in the original or any increased capital may be divided into several classes, and there may be attached thereto respectively any preferential, deferred or other special rights, privileges, conditions or restrictions as.to dividends, capital, voting or otherwise.

We, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

                                                Number  of  Shares
Names,  Addresses  and  Description                taken  by  each
of  Subscribers                                         Subscriber


Sim  Guan  Seng                                             one
360  Pasir  Panjang  Road
#04-14
Singapore  118699
Accountant


Tang  Cheng  Lin                                            one
16  jalan  Sampurna
Singapore  268282
Accountant


Dated  this  19th  day  of  May 1999


Witness  to  the-above  signatures:-

/s/  Juliet  Ang

Name:  Juliet  Ang                                        [stamp:
Advocate  &  Solicitor                                    Juliet  Ang
Address:  200  Cantonment Road, #02-08 Southpoint         Advocate & Solicitor
Singapore  089763                                         Singapore]


Total  number  of  shares  taken                          TWO

                     PRIVATE  COMPANY  LIMITED  BY  SHARES

                             ARTICLES OF ASSOCIATION
                                       OF
                       SANGUI BIOTECH SINGAPORE PTE. LTD.
                   (Incorporated in the Republic of Singapore)

                               TABLE  "A"  EXCLUDED

1. The regulations in Table "A" in the Fourth Schedule to the Companies Act, Cap. 50, shall not apply to the Company, except in so far as the same are repeated or contained in these articles.


INTERPRETATION

2. In these articles, unless the subject or context otherwise requires, the words standing in the first column of the table next hereinafter contained shall bear the meaning set opposite to them respectively in the second column thereofB

The  Company:     SANGUI  BIOTECH  SINGAPORE  PTE.  LTD.

The  Act:         The  Companies  Act,  Cap.  50

These Articles: These articles of association as originally framed or as altered from time to time by special resolutions.

The  directors:   The  directors  for  the  time  being  of  the  Company.

The  office:      The  registered  office for the time being of the Company.

The  Seal:        The  Common  Seal  of  the  Company.

The  secretary:   Any person appointed to perform the duties of a secretary of the  Company.

Words importing the singular number shall also include the plural number, and vice versa.

Words importing the masculine gender shall also include the feminine gender; and

Words  importing  persons  shall  also  include  corporations.

Expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography and other modes of representing or reproducing words in a visible form

Words or expressions contained in these Regulations shall be interpreted in accordance with the provisions of the Interpretation Act, Cap. 1, and of the Act as in force at the date at which these Regulations become binding on the Company.

                        PRIVATE  COMPANY

            The  Company  is  a  private  Company  and  accordingly:

     (a) The right to transfer shares in the Company shall be restricted in the manner hereinafter appearing.

     (b) The number of members of the Company (counting joint holders of shares as one person and not counting any person in the employment of the Company or of its subsidiaries or any person who while previously in the employment of the Company or of its subsidiaries was and thereafter has continued to be a member of the Company) shall be limited to fifty.

     (c) No invitation shall be made to the public to subscribe for any shares or debentures of the Company.

     (d) No invitation shall be made to the public to deposit money with the Company for fixed periods or payable at call, whether bearing or not bearing interest.

     SHARE  CAPITAL  AND  VARIATION  OF  RIGHTS

     4. The share capital of the Company as authorised by the Memorandum of Association of the Company is S$100,000.00 divided into 100,000 shares of $1.00 each.

5. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares but subject to the Act, shares in the Company may be issued by the directors and any such share may be issued with such preferred, deferred, or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise, as the directors subject to any ordinary resolution of the Company, determine.

     6. Subject to the Act, any preference shares may, with the sanction of an ordinary resolution, be issued on the terms that they are, or at the option of the Company are liable, to be redeemed.

7. If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy one-thud of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll. To every such special resolution the provisions of Section 184 of the Act shall with such adaptations as are necessary apply.

     8. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking equally therewith.

9. The Company may exercise the powers of paying commissions conferred by the Act, provided that the rate per cent or the amount of commission paid or agreed to be paid shall be disclosed in the manner required by the Act and the commission shall not exceed the rate of 10 percent of the price at which the shares in respect whereof the same is paid are issued or an amount equal to 10 per cent of that price (as the case may be). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

     10. Except as required by law, no person-shall be recognised by the Shares held Company as holding any share upon any trust, and the Company shall in trust not be bound by or be compelled in anyway to. recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share or unit of a share or (except only as by these articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

11. Every person whose name is entered as a member in the register of members shall be entitled without payment to receive a certificate under the seal of the Company in accordance with the Act but in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.


                                      LIEN

     12. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all money (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien on all shares (other than fully paid shares) registered in the name of a single person for all money presently payable by him or his estate to the Company; but the directors may at any time declare any share to be wholly or in part exempt from the provisions of this article. The Company's lien, if any, on a share shall extend to all dividends payable thereon.

13. The Company may sell, in such manner as the directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled -thereto by reason of his death or bankruptcy.

     14. To give effect to any such sale the directors may authorise some person to transfer the shares sold TO the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound TO see TO the application of the purchase money, nor shall his title TO the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

     15. The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

     16. No member shall be entitled to receive any dividend or to exercise any privileges as a member until he shall have paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

                             CALLS  ON  SHARES

17. The directors may from time to time make calls upon the members in respect of any money unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that no call shall exceed one-fourth of the nominal value of the share or be payable at less than one month from the date fixed for the payment of the last preceding call, and each member shall (subject to receiving at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the directors may determine.

     18. A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed and may be required to be paid by instalments.

     19. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

20. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding 8 per cent per annum as the directors may determine, but the directors shall be at liberty to waive payment of that interest wholly or in part.

21. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these articles as to payment of interest and expenses, forfeiture, or otherwise shall apply as if the sum had become payable by virtue of a call duly made and notified.

22. The directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

     23. The directors may, if they think fit, receive from any member willing to advance the same all or any part of the money uncalled and unpaid upon any shares held by him, and upon all or any part of the money so advance may (until the same would, but for the advance, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) 8 per cent per annum as may be agreed upon between the directors and the member paying the sum in advance.

                                   TRANSFER  OF  SHARES

     24. Subject to these articles any member may transfer all or any of his shares by instrument in writing in any usual or common form or in any other form which the directors may approve. The instrument shall be executed by or on behalf of the transferor and the transferor shall remain the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the register of members in respect thereof.

     25. The instrument of transfer must be left for registration at the registered office of the Company together with such fee not exceeding SS1.00 as of the directors from time to time may require, accompanied by the certificate of the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer, and thereupon the Company shall subject to the powers vested in the directors by these articles register the transferee as a shareholder and retain the instrument of transfer.

26. The directors may decline to register any transfer of shares not being fully paid shares to a person of whom they do not approve and may also decline to register any transfer of shares on which the Company has a lien.

27. The registration of transfers may be suspended at such times and for such periods as the directors may from time to time determine not exceeding in the whole thirty days in any year.

                          TRANSMISSION  OF  SHARES

     28. In case of the death of a member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

     29. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the directors shall in either case have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy.

     30. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions, and provisions of these articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

     31. Where the registered holder of any share dies or becomes bankrupt; his personal representative or the assignee of his estate, as the case may be shall, upon the production of such evidence as may from time to time be properly required by the directors in that behalf, be entitled to the same dividends and other advantages, and to the same rights
(whether in relation to meetings of the Company, or to voting, or otherwise), as the registered holder would have been entitled to if he had not died or become bankrupt; and where two or more persons are jointly entitled to any share in consequence of the death of the registered holder they shall, for the purposes of these articles, be deemed to be joint holders of the share.

                             FORFEITURE  OF  SHARES

32. If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid; together with any interest which may have accrued.

33. The notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

     34. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

     35. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit.

     36. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, notwithstanding, remain liable to pay to the Company all money which, at the date of forfeiture, was payable by him to the Company in respect of the shares (together with interest at the rate of 8 per cent per annum from the date of forfeiture on the money for the tune being unpaid if the directors think fit to enforce payment of such interest), but his liability shall cease if and when the Company receives payment in full of all such money in respect of the shares.

37. A Statutory Declaration in writing that the declarant is a director or secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

     38. The Company may receive the consideration, if any, given for a forfeited share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, or disposal of the share.

     39. The provisions of these articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

                        CONVERSION  OF  SHARES  INTO  STOCK

     40. The Company may by ordinary resolution passed at a general meeting convert any paid-up shares into stock and reconvert any stock into paid-up shares of any denomination.

     41. The holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as and subject to which the share from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit; but the directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the nominal amount of the shares from which the stock arose.

     42. The holders of stock shall according to the amount of the stock held by them have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by any such aliquot part of stock which would not if existing in shares have conferred that privilege or advantage.

     43. All such provisions of these articles as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" therein shall include "stock" and "stockholder".

                                ALTERATION  OF  CAPITAL

     44.     The  Company  may  from  time  to  time  by  ordinary  resolution;

     (a) increase the share capital by such sum to be divided into shares of such amount as the resolution shall prescribe;

     (b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

     (c) subdivide its shares or any of them into shares of smaller amount than is fixed by the memorandum; so however that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

     (d) cancel shares which at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person or which have been forfeited and diminish the amount of its share capital by the amount of the shares so cancelled.

     45. Subject to the provisions of the Act, the shares shall be under the control of the Directors who may issue, allot, place under option or otherwise dispose of the same to such persons on such terms and conditions and either at a premium or at par or (subject to the provisions of the Act) at a discount and at such times as the Directors think fit and with full power to give to any person the right to call for the allotment of any shares either at par or at premium or at a discount for such time and for such consideration as the Directors may see fit.

     46. Except so far as otherwise provided by or pursuant to these Articles or by the conditions of issue, any new share capital shall be considered as part of the original share capital of the Company, and shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture, and otherwise as the original share capital.

     47. The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorised, and consent required by law.

                                  GENERAL  MEETINGS

     48. An annual general meeting of the Company shall be held in accordance with the provisions of the Act. All general meetings other than the annual general meetings shall be called extraordinary general meetings. Any director may, whenever he thinks fit, convene an extraordinary general meeting, and extraordinary general meetings shall be convened on such requisition or in default may be convened by such requisitionists as provided by the Act.

49. Subject to the provisions of the Act relating to special resolutions and agreements for shorter notice, fourteen days' notice at the least
(exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which notice is given) specifying the place, the day and the hour of meeting and-in case of special business the general nature of that. business shall be given to such persons as are entitled to receive such notices from the Company.

50. All business shall be special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, consideration of the accounts, balance-sheets, and the report of the directors and auditors, the election of directors in the place of those retiring, and the appointment and fixing of the remuneration of the auditors.

                            PROCEEDINGS  AT  GENERAL  MEETINGS

51. No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Save as herein otherwise provided and subject to the provisions in the Act on wholly owned subsidiaries, two members present in person shall form a quorum. For the purposes of these articles "member" includes a person attending as a proxy or as representing a corporation which is a member.

52. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the directors may determine. And if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the member or members present in person or by proxy, attorney or representative shall be a quorum.

53. The chairman, if any, of the board of directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he is not present within fifteen minutes after the time appointed for the meeting or is unwilling to act, the members present shall elect one of their number to be chairman of the meeting.

54. The chairman may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.
When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

55. Subject to the provisions of the Act, a resolution in writing signed by all members for the time being entitled to receive notice of and attend and vote at general meetings (or being corporations, by their duly appointed authorised representatives) shall be as effective as if the same had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in the like form, each signed by one or more persons.

56. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a)     by  the  chairman;

(b)     by  at  least  two  members  present  in  person  or  by  proxy;

(c) by any member present in person or by proxy and representing not less than one-tenth of the TOTAL voting rights of all the members having the right TO vote at the meeting; or

(d) by a member or members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than onetenth of the total sum paid up on all the shares conferring that right.

Unless a poll is so demanded a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. The demand for a poll may be withdrawn.

     57. If a poll is duly demanded it shall be taken in such manner and either at once or after an interval or adjournment or otherwise as the chairman directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded, but a poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.

     58. Any ordinary resolution, determined on without any general meeting and evidenced by writing under the hands of members of the Company holding not less than ninety-five (95) percent of the shares of the Company for the time being issued, shall be as valid and effectual as an ordinary resolution duly passed at a general meeting of the Company.

59. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

     60. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business, other than the question for which a poll has been demanded.

     61. Subject to any rights or restrictions for the time being attached to any class or classes of shares, at meetings of members or classes of members, each member entitled to vote may vote in person or by proxy or by attorney and on a show of hands every person present who is member or a representative of a member shall have one vote, and on a poll every member present in person or by proxy or by attorney or other duly appointed authorised representative shall have one vote for each share he holds.

62. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

63. A MEMBER WHO IS OF UNSOUND MIND OR WHOSE PERSON OR ESTATE IS LIABLE TO BE DEALT WITH IN ANY WAY UNDER THE LAW RELATING TO MENTAL DISORDER
MAY  VOTE,  WHETHER  ON  A  SHOW  OF  HANDS  OR  ON  A POLL, BY HIS COMMITTEE OR
BY SUCH OTHER PERSON AS PROPERLY HAS THE MANAGEMENT OF HIS ESTATE, AND ANY SUCH COMMITTEE OR OTHER PERSON MAY VOTE BY PROXY OR ATTORNEY.

     64. No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

     65. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.


     66. The instrument appointing a proxy shall be in writing, in the common or usual form, under the hand of the appointer or of his attorney duly authorised in writing or, if the appointer is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy may but need not be a member of the Company. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

     67. Where it is desired to afford members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:

                   SANGUI  BIOTECH  SINGAPORE  PTE.  LTD.


I/ We, ____________of ___________being a member/members of the above-named Company, hereby appoint_____________of ___________or failing him, _______________of _____________as my/our proxy to vote for me/us on my/our behalf at the (annual or extraordinary, as the case may be) general meeting of the Company, to be held on the ____ day of _______19__, and at any adjournment thereof.

     Signed  this  ___day  of  ___19___.

     This  form  is  to  be  used  *  in  favour  of/  against  the  resolution

     *Strike out; whichever is not desired. (Unless otherwise instructed, the proxy may vote as he thinks fit.)

     68. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the registered office of the Company, or at such other place within Singapore as is specified for that purpose in the notice convening the meeting, not less than forty eight hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than twenty-four hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

     69. A vote given in accordance with the terms of an instrument of proxy or attorney shall be valid notwithstanding the previous death or unsoundness of mind of the principal or revocation of the instrument or of the authority under which the instrument was executed, or the transfer of the share in respect of which the instrument is given, if no intimation in writing of such death, unsoundness of mind, revocation, or transfer as aforesaid has been received by the Company at the registered office before the commencement of the meeting or adjourned meeting at which the instrument is used.


                 DIRECTORS:  APPOINTMENT,  ROTATION,  VACATION  ETC.

     70. The number of the directors shall be not less than two nor more than twelve. The first directors shall be Sim Guan Seng and Tang Cheng Lin.

71. Any director may from time to time appoint any person (not disapproved by a majority of the other directors for the time being) to be an alternate director of the Company, and may at any time remove the alternate director so appointed by him from office. An alternate director so appointed shall not be entitled to receive any remuneration from the Company, but shall be entitled to receive notices of and attend all meetings of the directors, and to vote as a director at any such meeting at which the director appointing him is not present, and generally in the absence of his appointor to perform all the functions of his appointor as a director. An alternate director shall ipso facto cease to be an alternate director if his appointor ceases for any reason to be a director. All appointments and removals of alternate directors made by any director in pursuance of the provisions of these Articles shall be in writing under the hand of the director making the same and left at the office. The nomination of an alternate director shall be valid if made by cable or telegram provided that such nomination shall be confirmed within three months from the date of such cable or telegram by a written nomination complying with the abovementioned requirements, and any act done by the alternate director nominated in such cable or telegram between the date thereof and the date of the receipt within the prescribed period by the Company of the written nomination shall be as valid and effectual as if such alternate director had been duly appointed in the first instance, whether such written nomination shall be received by the Company within the prescribed period or not.

     72. At the first annual general meeting of the Company all the directors shall retire from office, and at the annual general meeting in every subsequent year one-third of the directors for the time being, or, if their number is not three or a multiple of three, then the number nearest one third, shall retire from office.

     73. The directors to retire in every year shall be those who have been longest in office since their last election, but as between persons who became directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring director shall be eligible for re-election.

     74. The Company at the meeting at which a director so retires may fill the vacated office by electing a person thereto, and in default the retiring director shall if offering himself for re-election and not being disqualified under the Act from holding office as a director be deemed to have been re-elected, unless at that meeting it is expressly resolved not to fill the vacated office, or unless a resolution for the re-election of that director is put to the meeting and lost.

     75. The Company may from time to time by ordinary resolution passed at a general meeting increase or reduce the number of directors, and may also determine in what rotation the increased or reduced number is to go out of office.

     76. The directors shall have power at any time, and from time to time to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors, but so that the total number of directors shall not at any time exceed the number fixed in accordance with these articles. Any director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for re-election but shall not be taken into account in determining the directors who are to retire by rotation at that meeting.

     77. The Company may by ordinary resolution remove any director before the expiration of his period of office, and may by an ordinary resolution appoint another person in his stead; the person so appointed shall be subject to retirement at the same time as if he had become a director on the day on which the director in whose place he is appointed was last elected a director.

     78. The remuneration, if any, of the directors shall from time to time be determined by the Company in general meeting. That remuneration shall be deemed to accrue from day to day. The directors may also be paid all travelling, hotel, and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee of the directors or general meetings of the Company or in connection with the business of the Company.

     79. It shall not be necessary for directors to hold any share qualification in the Company.

     80.     The  office  of  director  shall  become  vacant  if the director:-

           (a)     ceases  to  be  a  director  by  virtue  of  the  Act;

           (b) becomes bankrupt or makes any arrangement or composition with his creditors generally;

           (c) becomes prohibited from being a director by reason of any order made under the Act;

           (d) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental disorder;

            (e)    resigns  his  office by notice in writing to the Company;

            (f) for more than six months is absent without permission of the directors from meetings of the directors held during that period;

            (g) without the consent of the Company in general meeting, holds any other office of profit under the Company except that of managing director or manager; or

            (h) is directly or indirectly interested in any contract or proposed contract with the Company and fails to declare the nature of his interest in manner required by the Act.


                         POWERS  AND  DUTIES  OF  DIRECTORS


     81. The business of the Company shall be managed by the directors who may pay all expenses incurred in promoting and registering the Company, and may exercise all such powers of the Company as are not, by the Act or by these articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these articles, to the provisions of the Act, and to such articles, being not inconsistent with the aforesaid articles or provisions, as may be prescribed by the Company in general meeting; but no article made by the Company in general meeting shall invalidate any prior act of the directors which would have been valid if that article had not been made.

     82. The directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property, and uncalled capital, or any part thereof, and to issue debentures and other securities whether outright or as security for any debt, liability, or obligation of the Company or of any third party.

     83. The directors may exercise all the powers of the Company in relation to any official seal for use outside Singapore and in relation to branch register.

     84. The directors may from time to time by power of attorney appoint any corporation, firm, or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities, and discretions (not exceeding those vested in or exercisable by the directors under these articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities, and discretions vested in him.

     85. All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, and all receipts for money paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such other manner as the directors from time to time determine.

     86.     The  directors  shall  cause  minutes  to  be  made:

(a) of all appointments of officers to be engaged in the management of the Company's affairs;

(b)     of  names  of  directors  present  at  all  meetings  of  the  Company and  of  the  directors;  and

(c) of all proceedings at all meetings of the Company and of the directors. Such minutes shall be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting.

                             PROCEEDINGS  OF  DIRECTORS

87. The directors may meet together for the despatch of business adjourn and otherwise regulate their meetings as they think fit A director may at any time and the secretary shall on the requisition of a director summon a meeting of the directors.

     88. Subject to these articles, questions arising at any meeting of directors shall be decided by a majority of votes and a determination by a majority of directors shall for all purposes be deemed a determination of the directors. In case of an equality of votes the chairman of the meeting shall have a second or casting vote.

     89.     (a)     A  director  who  is  in  any  way,  whether  directly  or indirectly interested in a contract or proposed contract with the Company shall declare the nature of his interest in accordance with the provisions of the Act. Save as by the next following paragraph of this Article otherwise provided, a director shall not vote in respect of any contract or arrangement in which he is interested
(and if he does his vote shall not be counted), nor shall he be counted for the purpose of any resolution regarding the same, in the quorum present at the meeting but this Article shall not apply to:

     (i) any arrangement for giving to him any security or indemnity in respect of monies lent by him or obligations undertaken by him for the benefit of the Company; or

     (ii) any arrangement for the giving by the Company of any securities to a third party in respect of a debt or obligation of the Company for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the deposit of a security;

     (iii) any contract by him to subscribe for or underwrite shares, stocks or debentures of the Company; or

     (iv) any contract or arrangement with any other company in which he is interested only as a director or other officer or creditor of or as a shareholder in or beneficially interested in the shares of the Company.

(b) A director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other director is appointed to hold any executive office or other office or place of profit under the Company or whereat the directors resolve to exercise any of the rights of the Company (whether by the exercise of voting rights or otherwise) to appoint or concur in the appointment of a director to hold any office or place of profit under any other company whereat the terms of any such appointment are considered and he may vote on any such matter other than in respect of his own appointment or the arrangement of the terms thereof.

(c) The provisions of this Article may at any time be suspended and relaxed to any extent and either generally or in respect of any particular contract arrangement or transaction, carried out in contravention of this Article may be ratified by Ordinary Resolution of the Company.

90. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed shall be two.

91. The continuing directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the articles of the Company as the necessary quorum of directors, the continuing director or directors may act for the purpose of increasing the number of directors to that number or of summoning a general meeting of the Company, but for no other purpose.

92. The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

93. The directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within ten minutes after the time appointed for holding the meeting, the directors present may choose one of their number to be chairman of the meeting.

94. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the chairman shall have a second or casting vote.

95. All acts done by any meeting of the directors or of a committee of directors or by any person acting as a director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

96. A resolution in writing, signed or approved by letter, telex, telegram or facsimile by a majority of the directors, shall be as valid and effectual as if it had been passed at a meeting of the directors duly called and constituted; provided that where a director is not so present but has an alternate who is so present, then such resolution must also be signed by such alternate. All such resolutions shall be described as "Directors' Resolutions" and shall be forwarded or otherwise delivered to the Secretary without delay, and shall be recorded by the Secretary in the Company's Minute Book. Any such resolution may consist of several documents in like form, each signed by one or more directors.

                                    MANAGING  DIRECTOR

97. The directors may from time to time appoint one or more of their body to the office of managing director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke any such appointment A director so appointed shall not, while holding that office, be subject to retirement by rotation or be taken into account in determining the rotation of retirement of directors, but his appointment shall be automatically determined if he ceases from any cause to be a director.

98. A managing director shall, subject to the terms of any agreement entered into in any particular case, receive such remuneration, whether by way of salary, commission, or participation in profits, or partly in one way and partly in another, as the directors may determine.

99. The directors may entrust to and confer upon a managing director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter, or vary all or any of these powers.

                              ASSOCIATE  DIRECTORS

100. The directors may from time to time appoint any person to be an associate director and may from time to time cancel any such appointment. The directors may fix, determine and vary the powers, duties and remuneration of any person so appointed, but a person so appointed shall not be required to hold any shares to qualify him for appointment nor have any right to attend or vote at any meeting of directors except by the invitation and with the consent of the directors.

                                       SECRETARY

101. The secretary shall in accordance with the Act be appointed by the directors for such term, at such remuneration, and upon such conditions as they may think fit; and any secretary so appointed may be removed by them.

                                         SEAL

102. The director shall provide for the safe custody of the seal, which shall only be used by the authority of the directors or of a committee of the directors authorised by the directors in that behalf, and every instrument to which the seal is affixed shall be signed by a director and shall be countersigned by the secretary or by a second director or by some other person appointed by the directors for the purpose.

                                        ACCOUNTS

103. The directors shall cause proper accounting and other records to be kept and shall distribute copies of balance-sheets and other documents as required by the Act and shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting and other records of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any account or book or paper of the Company except as conferred by statute or authorised by the directors or by the Company in general meeting.

                                DIVIDENDS  AND  RESERVES

104. The Company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the directors.

105. The directors may from time to time pay to members such interim dividend as appear to the directors to be justified by the profits of the Company.

106. No dividend shall be paid otherwise than out of profits or shall bear interest against the Company.

107. The directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as reserves which shall, at the discretion of the directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending any such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares in the Company) as the directors may from time to time think fit. The directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

108. Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect of which the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividends from a particular date that share shall rank for dividend accordingly.

109. The directors may deduct from any dividend payable to any member all sums of money, if any, presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

110. Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways and the directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the directors may settle the same as they think expedient; and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the directors.

111. Any dividend, interest, or other money payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other money payable in respect of the shares held by them as joint holders.

                               CAPITALISATION  OF  PROFITS

112. The Company in general meeting may upon the recommendation of the directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted, distributed and credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the directors shall give effect to such resolution. A share premium account and a capital redemption reserve may, for the purposes of this article, be applied only in the paying up of unissued shares to be issued to members of the Company as fully paid bonus shares.

113. Whenever such a resolution as aforesaid shall have been passed the directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issued of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisations, or, as the case may require, for the payment- up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalise, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

                                      AUDIT

114. Once at least in every year the accounts of the Company shall be examined, and the correctness of the profit and loss account and balance sheet ascertained by one or more Auditor or Auditors, and the provisions of the Act and any modification or re-enactment thereof for the time being in force in regard to audit and Auditors shall be observed.

                                      NOTICES

115. A notice may be given by the Company to any member either personally or by sending it by post or by facsimile to him at his registered address supplied by him to the Company supplied by him to the Company for the giving of notices to him. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying, and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting on the day after the date of its posting, and in any other case at the time at which the letter would be delivered in the ordinary course of post.

116. A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

117. A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or assignee of the bankrupt, or by any like description, at the address, if any, in Singapore supplied for the purpose by the persons claiming to be so entitled, or, until such an address has been so supplied, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

118.     (a)    Notice  of  every  general  meeting shall be given in any manner hereinbefore  authorised  to:-

(i)    every  member;

     (ii) every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and

     (iii)   the  auditor  for  the  time  being  of  the  Company.

     (b) No other person shall be entitled to receive notices of general meetings.


                                        WINDING  UP

119. If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company, divide amongst the members in kind the whole or any part of the assets of the Company, whether they consist of property of the same kind or not, and may for that purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of any such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, thinks fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

                                        INDEMNITY

     120. Every director, managing director, agent, auditor, secretary and other offices for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application under the Act in which relief is granted to him by the Court in respect of any negligence, default, breach of duty or breach of trust.

                     Names,  Addresses  and Descriptions  of  Subscribers


Sim  Guan  Sena
360  Pasir  Panjang  Road                     /s/  Sim  Guan  Seng
#04-14
Singapore  118699
Accountant


Tang  Cheng  Lin
16  Jalan  Sampurna                          /s/  Tang  Cheng  Lin
Singapore  268282
Accountant


Dated  this  19th  day  of  _________May  ________1999


Witness  to  the  above  signatures:

     /s/  Juliet  Ang

                                                     [Stamp:  Juliet  Ang
Names:  Juliet  Ang                                  ADVOCATE  &  SOLICITOR
Advocate  &  Solicitor                                  SINGAPORE  ]
Address:  200  Cantonment  Road,  #02-08  Southpoint
     Singapore  089763